UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

LENCO MOBILE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53830 (Commission File Number)	75-3111137 (I.R.S. Employer Identification No.)

345 Chapala Street Santa Barbara, California (Address of principal executive offices)	93101 (Zip Code)

(805) 308-9199
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 17, 2010, we entered into an agreement and plan of merger to acquire Jetcast, Inc. Jetcast provides products designed to make Internet broadcasting profitable for broadcasters and advertisers.

Under the terms of the merger agreement, Jetcast will merge into Jetco Sub, Inc., our wholly-owned subsidiary formed for purposes of the merger.  Jetcast will continue after the merger as the surviving corporation and our wholly-owned subsidiary.

The merger consideration payable to the Jetcast stockholders consists of the following:

●	$500,000 in cash payable at the closing of the merger;

●	an aggregate of 4,050,000 unregistered shares of our common stock issuable at the closing of the merger, reduced by any working capital adjustments;

●	up to $4,250,000 in cash payable in connection with the achievement of future revenue targets described below; and

●
up to an additional $20,700,000 in the form of unregistered shares of our common stock issuable to the Jetcast stockholders in connection with the achievement of future revenue targets described below.

Generally, the contingent merger consideration that may be paid to the Jetcast stockholders is based on a revenue target of $25 million derived from Jetcast-related products and services earned during the 18-month period beginning on the first day of the first calendar quarter following the closing. If the revenue target is achieved, then, generally, the maximum amount of the contingent merger consideration ($4,250,000 in cash and $20,700,000 of unregistered common stock) would be payable. A portion of the contingent merger consideration, determined in accordance with the terms of the merger agreement, is payable if revenue derived from Jetcast-related products or services is between 50% and 99% of the revenue target. No contingent merger consideration is payable if revenue derived from Jetcast-related products or services is less than 50% of the revenue target.

The closing of the merger is subject to a number of conditions, including (i) accuracy of each party’s representations and warranties, (ii) the performance by each party of its respective covenants under the agreement, (iii) the merger does not violate any order, (iv) senior executives of Jetcast having entered into independent contractor or employment agreements with the acquired entity or a subsidiary of our company, (v) the satisfactory completion of due diligence by Jetco Sub of Jetcast, (vi) Jetcast shall have received necessary consents, (vi) the absence of a material adverse effect on Jetcast, our company or JetcoSub and (vii) we shall have filed an application to have our common stock listed on the NASDAQ Capital Market. In addition, to the extent that we have more than 68 million shares of common stock outstanding on the closing date then the number of shares of our common stock we agreed to issue to the Jetcast stockholders at the closing will be increased to an amount equal to 10.45% of the number of shares of our common stock outstanding on the closing date.

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The merger agreement may be terminated under certain specified circumstances including (i) by mutual consent of Jetco Sub and the representative of the Jetcast stockholders, (ii) by either Jetco Sub or the representative of the Jetcast stockholders: (a) if there is an injunction or order prohibiting the merger; or (b) if the merger has not been consummated on or before the date that is ten business days after September 17, 2010; (iii) by Jetco Sub if there has been a material breach by Jetcast or its stockholders of any representation or covenant contained in the merger agreement, subject to applicable cure periods, and (iv) by the representative of the Jetcast stockholders if there has been a material breach by Jetco Sub of any representation or covenant contained in the merger agreement, subject to applicable cure periods.

Each Jetcast stockholder agreed not to sell or otherwise dispose of the shares of our common stock issued to such stockholder at closing until such time as such shares are released in accordance with the following sentence. Generally, 25% of each stockholder's shares will be released on the first day of each calendar quarter following our filing with the SEC of the results for the last quarter of the 18-month period following the closing.

A copy of the press release announcing the merger is attached an exhibit to this report and is incorporated herein by this reference. The summary description of the merger agreement is qualified in its entirety by reference to the copy thereof that is attached as an exhibit to this report and is incorporated herein by reference. The merger agreement has been included to provide investors and stockholders with information regarding its terms. The agreement is not intended to provide any other factual information about our company. The representations, warranties and covenants contained in the agreement were made only for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or our subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit #	Description

2.1	Agreement and Plan of Merger dated September 17, 2010, by and among the registrant, Jetco Sub, Inc., Jetcast, Inc., and the stockholders of Jetcast, Inc.*
99.1	Press release issued on September 20, 2010

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lenco Mobile Inc.

Date: September 22, 2010	By:	/s/ MICHAEL LEVINSOHN
MICHAEL LEVINSOHN
Chief Executive Officer

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EXHIBIT INDEX

Exhibit #	Description

2.1	Agreement and Plan of Merger dated September 17, 2010, by and among the registrant, Jetco Sub, Inc., Jetcast, Inc., and the stockholders of Jetcast, Inc.*
99.1	Press release issued on September 20, 2010

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.